Exhibit 5.2

October 27, 2025

Robin Energy Ltd.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens,
3036 Limassol
Cyprus

Re:  Securities Registered under Registration Statement on Form F-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form F-3 (File No. 333-286726) (as amended or supplemented, the “Registration Statement”) filed on April 24, 2025 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Robin Energy, Ltd., a Marshall Islands corporation (the “Company”), of up to $250,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on April 28, 2025. Reference is made to our opinion letter dated April 24, 2025 and included as Exhibit 5.2 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on October 27, 2025 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of  (i) 1,400,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company and (ii) a pre-funded warrant to purchase 5,140,000 shares of Common Stock at an exercise price equal to $0.001 per share (collectively, the “Pre-Funded Warrants”, and together with the Shares, the “Securities”). The Securities are being sold to an investor named in, and pursuant to, a securities purchase agreement among the Company and such investor (the “Securities Purchase Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the laws of the State of New York.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the Pre-Funded Warrants and the warrant agreements will be governed by the internal law of New York and (ii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Pre-Funded Warrant), then outstanding, will not exceed the total number of authorized shares of Common Stock available for issuance under the Company’s organizational documents as then in effect (the “Charter”).

Robin Energy Ltd.
October 27, 2025

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Pre-Funded Warrants have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Securities Purchase Agreement, the Pre-Funded Warrants will constitute valid and legally binding obligations of the Company in accordance with their terms.

The opinion set forth above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.2 to the Company’s Report on Form 6-K to be filed with the Commission on the date hereof and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP